Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Rockwell Medical, Inc. on Form S-8 to be filed on or about August 14, 2025 of our report dated March 20, 2025, on our audit of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 20, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

August 14, 2025